Exhibit 99.1

Enova Reports Third Quarter 2019 Results

- Third quarter 2019 revenue grew 12% compared to a year ago to $330 million, and adjusted earnings per share and adjusted EBITDA grew 87% and 39%, respectively

- Third quarter 2019 line of credit revenue grew 48% compared to a year ago to $146 million, and installment loan and receivables purchase agreement revenue grew 8% to $148 million

- Total combined loans and finance receivables outstanding grew 17% year-over-year to $1.2 billion at the end of the third quarter, driven by a 55% increase in line of credit receivables and a 21% increase in near-prime installment loan receivables

- Announces intention to exit U.K. consumer lending market due to regulatory uncertainty

- Increases Stock Repurchase Program

CHICAGO, Oct. 24, 2019 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology and analytics company offering consumer and small business loans and financing, today announced financial results for the quarter ended September 30, 2019.

"The third quarter continued our record of strong performance and reflects our ability to effectively manage our portfolio of businesses to deliver results," said David Fisher, Enova's CEO. "Our solid performance was driven by continued strong demand in our domestic products, stable credit and strong execution. We remain well positioned to deliver on our commitment of balanced growth and profitability and remain optimistic about our ability to sustain the momentum in our business through the rest of 2019 and into 2020."

Enova also announced today it intends to exit the U.K. market in Q4. Enova anticipates it will record a one-time after-tax charge of approximately $74 million, including one-time cash charges of approximately $43 million to support cessation of U.K. lending activities.

"Over the past several months, we worked with our U.K. regulator to agree upon a sustainable solution to the elevated complaints to the U.K. Financial Ombudsman, which would enable us to continue providing access to credit for hardworking Britons," said Fisher. "While we are disappointed that we could not ultimately find a path forward, the decision to exit the U.K. market is the right one for Enova and our shareholders. Looking ahead, we believe that our diversified product offerings provide meaningful growth as we allocate our resources where we see the greatest opportunities."

Third Quarter 2019 Summary

  Total revenue of $330 million in the third quarter of 2019 increased 12% from $294 million in the third quarter of 2018.
  Gross profit margin was 48.0% in the third quarter of 2019, compared to 44.3% in the third quarter of 2018.
  Net income of $27 million, or $0.78 per diluted share, in the third quarter of 2019 increased from $15 million, or $0.43 per diluted share, in the third quarter of 2018.
  Third quarter 2019 adjusted EBITDA of $62 million, a non-GAAP measure, increased from $44 million in the third quarter of 2018.
  Adjusted earnings of $30 million, or $0.86 per diluted share, a non-GAAP measure, in the third quarter of 2019 increased from adjusted earnings of $16 million, or $0.46 per diluted share, in the third quarter of 2018.

"We are pleased to report another solid quarter of financial results that met or exceeded our expectations," said Steve Cunningham, CFO of Enova. "Our strong analytics are driving stable and predictable credit performance as we continue to originate receivables from new customers at a record pace. In addition, our diversified and flexible financing is driving our cost of funds lower and leaves us well positioned to capitalize on the future growth opportunities ahead of us."

Enova ended the third quarter of 2019 with unrestricted cash and cash equivalents of $70 million. As of September 30, 2019, the company had total debt outstanding of $874 million, which included $184 million outstanding under Enova's $350 million securitization facilities. During the third quarter, Enova generated $191 million of cash flow from operations.

On October 22, the Board of Directors authorized a new share repurchase program totaling $75 million that expires December 31, 2020. The new program replaces the prior authorization of $50 million. Year-to-date through October 22, the company acquired 310,000 shares at a cost of $6.4 million under the previous share repurchase program.

Outlook

For the fourth quarter of 2019, excluding U.K. operations and related one-time charges as a result of the planned exit, Enova expects total revenue of $329 million to $344 million, adjusted EBITDA of $68 million to $78 million and adjusted earnings per share of $0.94 to $1.15. GAAP diluted loss per share for the fourth quarter of 2019, which includes the U.K. operations, is expected to be ($0.70) to ($0.49).

Enova's outlook for the full year 2019 excludes U.K. operations and related one-time charges for the full year as a result of the planned exit. For comparability, the company is also providing the previous outlook for the full year 2019 total revenue, adjusted EBITDA and adjusted earnings per share excluding U.K. operations.

For the full year 2019, Enova now expects total revenue of $1.158 billion to $1.173 billion versus previous guidance of $1.145 billion to $1.185 billion; adjusted EBITDA of $278 million to $288 million versus previous guidance of $273 million to $293 million; and adjusted earnings per share of $4.13 to $4.34 versus previous guidance of $4.00 to $4.44. GAAP diluted earnings per share for the full year 2019, which includes the U.K. operations, is expected to be $1.82 to $2.03 versus previous guidance of $3.13 to $3.57.

Please see the "Supplemental Financial Information" for the third quarter 2019 on Enova's investor relations website for additional details of the company's historical financial results excluding U.K. operations.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its results at 4 p.m. Central Time / 5 p.m. Eastern Time today, Thursday, October 24th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to be joined to the Enova International call. A replay of the conference call will be available until October 31, 2019, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10135835.

About Enova

Enova (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided more than 6 million customers around the globe with access to more than $20 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit®, On Stride Financial®, QuickQuid® and Simplic®; two brands serving small businesses, Headway Capital® and The Business Backer®; and offers online lending platform services to lenders. Through its Enova Decisions™ brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since both revenue and cost of revenue are impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for lease termination and cease-use costs and losses on early extinguishment of debt shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

	September 30,		December 31,
	2019	2018	2018
Assets
Cash and cash equivalents(1)	$69,945	$164,122	$52,917
Restricted cash(1)	20,719	20,897	24,342
Loans and finance receivables, net(1)	1,001,154	838,783	859,946
Income taxes receivable	12,727	45,639	28,914
Other receivables and prepaid expenses(1)	39,549	25,699	29,983
Property and equipment, net	54,951	48,514	49,553
Operating lease right-of-use assets	20,260	—	—
Goodwill	267,013	267,013	267,013
Intangible assets, net	2,452	3,523	3,255
Other assets(1)	11,907	12,078	12,262
Total assets	$1,500,677	$1,426,268	$1,328,185
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses(1)	$122,212	$76,188	$89,317
Operating lease liabilities	36,770	—	—
Deferred tax liabilities, net	33,980	46,321	33,171
Long-term debt(1)	873,744	951,091	857,929
Total liabilities	1,066,706	1,073,600	980,417
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 35,751,763, 34,764,648 and 34,856,553 shares issued and 33,988,030, 34,274,785 and 33,584,606 outstanding as of September 30, 2019 and 2018 and December 31, 2018, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	61,477	44,657	48,175
Retained earnings	423,234	327,744	336,415
Accumulated other comprehensive loss	(17,158)	(12,468)	(13,805)
Treasury stock, at cost (1,763,733, 489,863 and 1,271,947 shares as of September 30, 2019 and 2018 and December 31, 2018, respectively)	(33,582)	(7,265)	(23,017)
Total stockholders' equity	433,971	352,668	347,768
Total liabilities and stockholders' equity	$1,500,677	$1,426,268	$1,328,185

(1)	Includes amounts in wholly owned, bankruptcy-remote special purpose subsidiaries ("VIEs") presented separately in the table below.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

The following table presents the aggregated assets and liabilities of consolidated VIEs, which are included in the Consolidated Balance Sheets above. The assets in the table below may only be used to settle obligations of consolidated VIEs and are in excess of those obligations.

	September 30,		December 31,
	2019	2018	2018
Assets of consolidated VIEs, included in total assets above
Cash and cash equivalents	$420	$120	$210
Restricted cash	18,618	18,678	22,168
Loans and finance receivables, net (includes allowance for losses of $34,509, $28,096 and $27,255 as of September 30, 2019 and 2018 and December 31, 2018, respectively)	340,034	291,673	318,961
Other receivables and prepaid expenses	9,236	2,381	2,712
Other assets	2,346	2,228	2,544
Total assets	$370,654	$315,080	$346,595
Liabilities of consolidated VIEs, included in total liabilities above
Accounts payable and accrued expenses	$3,300	$2,514	$3,087
Long-term debt	234,666	224,559	223,368
Total liabilities	$237,966	$227,073	$226,455

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue	$329,513	$293,879	$908,396	$801,478
Cost of Revenue	171,266	163,763	448,608	393,810
Gross Profit	158,247	130,116	459,788	407,668
Expenses
Marketing	36,993	36,011	92,559	93,133
Operations and technology	34,310	28,260	96,321	80,993
General and administrative	28,787	24,360	87,236	79,576
Depreciation and amortization	3,716	3,688	11,842	11,363
Total Expenses	103,806	92,319	287,958	265,065
Income from Operations	54,441	37,797	171,830	142,603
Interest expense, net	(18,232)	(20,244)	(55,847)	(59,272)
Foreign currency transaction (loss) gain	(12)	27	(193)	(2,265)
Loss on early extinguishment of debt	—	(12,469)	(2,321)	(17,179)
Income before Income Taxes	36,197	5,111	113,469	63,887
Provision for (benefit from) income taxes	9,112	(10,193)	26,304	2,460
Net Income	$27,085	$15,304	$87,165	$61,427
Earnings Per Share:
Earnings per common share:
Basic	$0.80	$0.45	$2.58	$1.81
Diluted	$0.78	$0.43	$2.53	$1.75
Weighted average common shares outstanding:
Basic	33,997	34,168	33,770	33,938
Diluted	34,577	35,665	34,492	35,200

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows provided by operating activities	$605,905	$468,160
Cash flows used in investing activities
Loans and finance receivables	(570,532)	(505,938)
Property and equipment additions	(16,459)	(11,303)
Other investing activities	4	93
Total cash flows used in investing activities	(586,987)	(517,148)
Cash flows provided by financing activities	2,616	141,234
Effect of exchange rates on cash, cash equivalents and restricted cash	(8,129)	(5,371)
Net increase in cash, cash equivalents and restricted cash	13,405	86,875
Cash, cash equivalents and restricted cash at beginning of year	77,259	98,144
Cash, cash equivalents and restricted cash at end of period	$90,664	$185,019

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
GEOGRAPHIC INFORMATION
(dollars in thousands)

The following table presents information on Enova's domestic and international operations for the three and nine months ended September 30, 2019 and 2018.

	Three Months Ended September 30,
	2019	2018	$ Change	% Change
Domestic:
Revenue	$300,609	$251,054	$49,555	19.7%
Cost of revenue	161,104	142,702	18,402	12.9
Gross profit	$139,505	$108,352	$31,153	28.8
Gross profit margin	46.4%	43.2%	3.2%	7.4%
International:
Revenue	$28,904	$42,825	$(13,921)	(32.5)%
Cost of revenue	10,162	21,061	(10,899)	(51.7)
Gross profit	$18,742	$21,764	$(3,022)	(13.9)
Gross profit margin	64.8%	50.8%	14.0%	27.6%
Total:
Revenue	$329,513	$293,879	$35,634	12.1%
Cost of revenue	171,266	163,763	7,503	4.6
Gross profit	$158,247	$130,116	$28,131	21.6
Gross profit margin	48.0%	44.3%	3.7%	8.4%

	Nine Months Ended September 30,
	2019	2018	$ Change	% Change
Domestic:
Revenue	$812,802	$677,658	$135,144	19.9%
Cost of revenue	396,344	333,021	63,323	19.0
Gross profit	$416,458	$344,637	$71,821	20.8
Gross profit margin	51.2%	50.9%	0.3%	0.6%
International:
Revenue	$95,594	$123,820	$(28,226)	(22.8)%
Cost of revenue	52,264	60,789	(8,525)	(14.0)
Gross profit	$43,330	$63,031	$(19,701)	(31.3)
Gross profit margin	45.3%	50.9%	(5.6)%	(11.0)%
Total:
Revenue	$908,396	$801,478	$106,918	13.3%
Cost of revenue	448,608	393,810	54,798	13.9
Gross profit	$459,788	$407,668	$52,120	12.8
Gross profit margin	50.6%	50.9%	(0.3)%	(0.6)%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA
(dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for the three months ended September 30, 2019 and 2018.

Three Months Ended September 30,	2019	2018	Change
Cost of revenue	$171,266	$163,763	$7,503
Charge-offs (net of recoveries)	153,271	133,417	19,854
Average combined loans and finance receivables, gross:
Company owned(a)	1,117,067	937,573	179,494
Guaranteed by Enova(a)(b)	23,031	30,238	(7,207)
Average combined loans and finance receivables, gross (a)(c)	$1,140,098	$967,811	$172,287
Ending combined loans and finance receivables, gross:
Company owned	$1,173,538	$990,368	$183,170
Guaranteed by Enova(b)	23,648	30,106	(6,458)
Ending combined loans and finance receivables, gross (c)	$1,197,186	$1,020,474	$176,712
Ending allowance and liability for losses	$174,087	$153,829	$20,258
Combined originations (d)	$681,974	$697,690	$(15,716)

Loans and finance receivables ratios:
Cost of revenue as a % of average combined loans and finance receivables, gross(a)(c)	15.0%	16.9%	(1.9)%
Charge-offs (net of recoveries) as a % of average combined loans and finance receivables, gross(a)(c)	13.4%	13.8%	(0.4)%
Gross profit margin	48.0%	44.3%	3.7%
Allowance and liability for losses as a % of combined loans and finance receivables, gross(c)(e)	14.5%	15.1%	(0.6)%

(a)	The average combined loans and finance receivables, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO), which are not included in Enova's financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined loans and finance receivables.
(d)

Represents loans and finance receivables originated by Enova and third-party lenders through the CSO and includes renewals of existing origination agreements to customers in good standing. The disclosure is statistical data that is not included in Enova's financial statements.

(e)	Allowance and liability for losses as a percentage of combined loans and finance receivables, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net Income	$27,085	$15,304	$87,165	$61,427
Adjustments:
Lease termination and cease-use costs(a)	—	—	726	—
Loss on early extinguishment of debt(b)	—	12,469	2,321	17,179
Intangible asset amortization	268	268	803	803
Stock-based compensation expense	3,387	2,882	9,784	8,149
Foreign currency transaction loss (gain)	12	(27)	193	2,265
Cumulative tax effect of adjustments	(853)	(3,332)	(3,215)	(6,088)
Discrete tax adjustments(c)	—	(11,237)	(141)	(11,237)

Adjusted earnings	$29,899	$16,327	$97,636	$72,498

Diluted earnings per share	$0.78	$0.43	$2.53	$1.75

Adjusted earnings per share	$0.86	$0.46	$2.83	$2.06

Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net Income	$27,085	$15,304	$87,165	$61,427
Depreciation and amortization expenses	3,716	3,688	11,842	11,363
Interest expense, net	18,232	20,244	55,847	59,272
Foreign currency transaction loss (gain)	12	(27)	193	2,265
Provision for (benefit from) income taxes	9,112	(10,193)	26,304	2,460
Stock-based compensation expense	3,387	2,882	9,784	8,149
Adjustments:
Lease termination and cease-use costs(a)	—	—	370	—
Loss on early extinguishment of debt(b)	—	12,469	2,321	17,179

Adjusted EBITDA	$61,544	$44,367	$193,826	$162,115

Adjusted EBITDA margin calculated as follows:
Total Revenue	$329,513	$293,879	$908,396	$801,478
Adjusted EBITDA	61,544	44,367	193,826	162,115
Adjusted EBITDA as a percentage of total revenue	18.7%	15.1%	21.3%	20.2%

(a)

In the first quarter of 2019, the Company recorded impairment charges of $0.4 million ($0.3 million net of tax) to operating right-of-use lease assets and $0.3 million ($0.3 million net of tax) to leasehold improvement assets related to its decision to cease use and sublease a portion of a leased office space.

(b)

In the first quarter of 2019 and the first quarter of 2018, the Company recorded losses on early extinguishment of debt of $2.3 million ($1.8 million net of tax) and $4.7 million ($3.7 million net of tax), respectively, related to the repurchase of $44.1 million principal amount of securitization notes and the repurchase of $50.0 million principal amount of senior notes .

(c)	In the first quarter of 2019, the Company recognized $0.1 million of interest income on a tax refund received as a result of the U.S. Tax Cuts and Jobs Act.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)

Estimated Adjusted EBITDA and Earnings Per Share For 2019

The following tables reconcile estimated Income from operations to Adjusted EBITDA, a non-GAAP measure and diluted income per share to adjusted earnings per share, a non-GAAP measure:

	Estimated Results
	Three Months Ended December 31, 2019
	Low	High
	Unaudited
Income from operations	$59,900	$69,900
Depreciation and amortization	4,000	4,000
Stock-based compensation expense	3,400	3,400
Discontinued operations	700	700
Adjusted EBITDA excluding discontinued operations	$68,000	$78,000

	Estimated Results
	Year Ended December 31, 2019
	Low	High
	Unaudited
Income from operations	$231,900	$241,900
Depreciation and amortization	15,800	15,800
Stock-based compensation expense	13,200	13,200
Lease termination	400	400
Discontinued operations	16,700	16,700
Adjusted EBITDA excluding discontinued operations	$278,000	$288,000

	Estimated Results
	Three Months Ended December 31, 2019
	Low	High
	Unaudited
Diluted income per share	$(0.70)	$(0.49)
Adjustments:
Intangible asset amortization	0.01	0.01
Stock-based compensation expense	0.10	0.10
After-tax additional charge relating to discontinued operations	2.13	2.13
Cumulative tax effect of adjustments	(0.62)	(0.62)
Discontinued operations	0.02	0.02
Adjusted earnings per share excluding discontinued operations	$0.94	$1.15

	Estimated Results
	Year Ended December 31, 2019
	Low	High
	Unaudited
Diluted income per share	$1.82	$2.03
Adjustments:
Loss on early extinguishment of debt	0.07	0.07
Intangible asset amortization	0.03	0.03
Stock-based compensation expense	0.38	0.38
Lease termination and cease-use costs	0.02	0.02
After-tax additional charge relating to discontinued operations	2.14	2.14
Cumulative tax effect of adjustments	(0.70)	(0.70)
Discontinued operations	0.37	0.37
Adjusted earnings per share excluding discontinued operations	$4.13	$4.34

CONTACT: Public Relations: Kaitlin Lowey, Email: media@enova.com or Investor Relations: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com or Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com